UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value Corporate Units	UGI UGIC	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2023, UGI Utilities, Inc. (“UGI Utilities”), a wholly owned subsidiary of UGI Corporation, entered into an unsecured, revolving Credit Agreement (the “Credit Agreement”) among UGI Utilities, as borrower, PNC Bank, National Association, as administrative agent, the other financial institutions from time to time parties thereto (collectively, the “Lenders”) and the other parties party thereto from time to time. Concurrently with entering into the Credit Agreement, UGI Utilities terminated its existing $425 million revolving credit agreement dated as of June 27, 2019, as amended by the first amendment thereto, dated as of December 13, 2022, each by and among UGI Utilities, as borrower, PNC Bank, National Association, as administrative agent, and the other financial institutions parties thereto (as amended, the “Existing Credit Agreement”).

Under and subject to the terms and conditions of the Credit Agreement, the Lenders have committed to provide revolving loans to UGI Utilities in an aggregate amount of $375 million, including a letter of credit subfacility of up to $50 million and swing line advances of up to $37.5 million. In addition, UGI Utilities may request an increase in the amount of loan commitments under the Credit Agreement to a maximum aggregate amount of $500 million. UGI Utilities may use the proceeds of loans made under the Credit Agreement to refinance existing indebtedness and for general corporate purposes, including for working capital and capital expenditures.

Revolving Credit Advances (as defined in the Credit Agreement) that are Base Rate Advances (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the highest of (a) the overnight bank funding rate plus 0.50%, (b) the prime rate, or (c) the daily simple SOFR rate plus 1.0%, and (2) the Applicable Margin (as defined in the Credit Agreement), each as in effect on the date of the borrowing. The Applicable Margin will be based on the Public Debt Rating (as defined in the Credit Agreement) of UGI Utilities and ranges from 0.0% to 0.75% for base rate loans and 0.875% to 1.75% for Term SOFR loans. Revolving Credit Advances that are Term SOFR Rate Advances (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the Term SOFR Rate (as defined in the Credit Agreement) and (2) the Applicable Margin.

In connection with the issuance of a letter of credit, UGI Utilities will pay (1) a quarterly fee equal to the Applicable Margin for Term SOFR Rate Advances in effect on such date, and (2) a quarterly fronting fee equal to 0.125% of the face amount of the letter of credit, plus administrative expenses. Each swing line advance will bear interest at a rate equal to the sum of the daily simple SOFR rate plus the Applicable Margin for Term SOFR Rate Advances as in effect on such date.

The Credit Agreement has a termination date of November 8, 2024. The termination date may be extended to November 9, 2028, if, on or before November 8, 2024, UGI Utilities satisfies certain requirements relating to approval of the Credit Agreement by the Pennsylvania Public Utility Commission. UGI Utilities intends to seek such regulatory approval. UGI Utilities may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of a financial ratio of Consolidated Debt to the Consolidated Total Capital of not greater than 0.65:1.00 as of the end of any fiscal quarter, covenants relating to financial reporting, compliance with laws, payment of taxes, preservation of existence, books and records, maintenance of properties and insurance, limitations on liens, restrictions on mergers and restrictions on sales of all or substantially all of UGI Utilities’ assets, and limitations on changes in the nature of UGI Utilities’ business.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other UGI Utilities indebtedness of a specified amount, the bankruptcy or insolvency of UGI Utilities, monetary judgment defaults of a specified amount, a change of control of UGI Utilities, and ERISA defaults resulting in liability for a specified amount. In the event of a default by UGI Utilities, the requisite number of Lenders (or the agent at their request) may declare all amounts owed under the Credit Agreement and outstanding Letters of Credit immediately due and payable and terminate the Lenders’ commitments to make loans under the Credit Agreement. For defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 9, 2023, UGI Utilities terminated without penalty its Existing Credit Agreement, as described in Item 1.01 above. The information set forth above in Item 1.01 regarding the Existing Credit Agreement is hereby incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated November 9, 2023, by and among UGI Utilities, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

Date: November 15, 2023	By:	/s/ Jessica A. Milner
Name:	Jessica A. Milner
Title:	Secretary